UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2013, Brian M. Davis gave notice of his resignation as the Senior Vice President and Chief Financial Officer of Wells Core Office Income REIT, Inc. (the “Registrant”), effective as of September 18, 2013. Mr. Davis served as the Registrant's Senior Vice President and Chief Financial Officer since March 2013. Mr. Davis's decision to resign was not the result of any disagreement with the Registrant.

On September 18, 2013, the Registrant's board of directors appointed Glen F. Smith to serve as the Registrant's Senior Vice President and Chief Financial Officer. Mr. Smith, 37, has served as Chief Accounting Officer for Wells Real Estate Funds, Inc. since April 2011, where he oversees the Registrant's accounting and reporting functions. He has served as Senior Vice President of Wells Real Estate Funds since March 2013 and he served as Vice President from March 2012 through March 2013. From June 2007 to April 2011, Mr. Smith served as Director of Financial Reporting for Wells Real Estate Funds, in which capacity he was responsible for the internal and external reporting functions for various public REITs sponsored by Wells Real Estate Funds. Mr. Smith joined Wells Real Estate Funds in 2002. Prior to joining Wells Real Estate Funds, he was a senior associate at Arthur Andersen in the firm's Atlanta office, working with various publicly traded and privately held companies, with a focus on the real estate, transportation and telecommunications industries. Mr. Smith holds a Certified Public Accountant (CPA) designation from the Georgia State Board of Accountancy and is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants. Mr. Smith received his Bachelor of Science in Accounting and Master of Accountancy from Auburn University.

Also, on September 18, 2013, the Registrant's board of directors appointed Stephen J. LaMontagne to serve as an independent director of the Registrant, effective October 1, 2013. Mr. LaMontagne will serve as a member of the Audit Committee and the Conflicts Committee. Mr. LaMontagne, 52, is partner-in-charge of the real estate practice of Moore Colson, an Atlanta-based accounting and consulting firm, having joined the firm in December 2007. Prior to joining Moore Colson, Mr. LaMontagne held various positions with KPMG LLP from May 1983 until December 2007, including serving over ten years as an assurance partner and the southeast real estate practice leader, as well as serving on several of the firm's national committees. While at KPMG and Moore Colson, Mr. LaMontagne's focus has included real estate finance, financial accounting and reporting, mergers and acquisitions and audit matters. Mr. LaMontagne received a B.S. degree in accounting and a minor in finance from Florida State University in 1983. Mr. LaMontagne is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: September 19, 2013	By:	/s/ Glen F. Smith
Glen F. Smith
Senior Vice President and Chief Financial Officer